                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                           90 WEST STREET, SUITE 1508
                            NEW YORK, NEW YORK 10006

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1999

TO OUR STOCKHOLDERS:

     The 1999 Annual Meeting of the Stockholders of Hanover Capital Mortgage Holdings, Inc. will be held on Friday, May 21, 1999, at 11:00 a.m. at the New York Marriott World Trade Center Hotel, 3 World Trade Center, New York, New York, for the following purposes:

          1. To elect three Directors, to serve for a term of three years as more fully described in the accompanying Proxy Statement.

          2. To consider and act upon a proposal to ratify, confirm and approve the selection of Deloitte & Touche LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 1999.

          3. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 21, 1999 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

                                          By order of the Board of Directors

                                          JOYCE S. MIZERAK,
                                          Managing Director, Director and
                                          Secretary

New York, New York
April 23, 1999

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hanover Capital Mortgage Holdings, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on Friday, May 21, 1999, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 23, 1999.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominees for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

     The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1998 is concurrently being provided to each stockholder.

     The Company's principal executive offices are located at 90 West Street, Suite 1508, New York, New York, 10006, telephone number (212) 732-5086.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on April 21, 1999 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 6,126,899 shares of Common Stock, par value $.01 per share. Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. In addition, any director that was appointed by the Board of Directors to fill a vacancy holds office until the next annual meeting of stockholders, at which time the stockholders elect a director to hold office for the balance of the term then remaining. It is proposed that each nominee listed below whose term expires at this meeting be elected to serve a term of three years and until his or her successor is duly elected and qualified or until he or she sooner dies, resigns or is removed.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below, all of whom are now members of the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. The nominees are not related to any executive officer of the Company or its subsidiaries.

                                                     POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                       AGE           OCCUPATION DURING THE PAST FIVE YEARS
----------------                       ---           --------------------------------------
NOMINATED FOR THE
  TERM ENDING IN 2002:
Robert E. Campbell...................  65   Robert E. Campbell has served as a Director of the
                                            Company since January 1998. Mr. Campbell is a retired
                                            Vice Chairman of the Board of Directors of Johnson &
                                            Johnson. Mr. Campbell had assumed this position in April
                                            1989. Among his professional affiliations, Mr. Campbell
                                            is Chairman of the Board of The Cancer Institute of New
                                            Jersey and past Chairman of the Board of Trustees of
                                            Fordham University. He is also a member of the Board of
                                            The Robert Wood Johnson Foundation, ARGOMed, Inc., and
                                            The Parker Memorial Home. He is a member of the Advisory
                                            Council for the College of Science of the University of
                                            Notre Dame and Chairman of the Board of New Brunswick
                                            Affiliated Hospitals.
Joyce S. Mizerak.....................  43   Joyce S. Mizerak has been a Director, Managing Director
                                            and Secretary of the Company since its inception in June
                                            1997. Ms. Mizerak has also been a Managing Director and
                                            Director of Hanover Capital Partners Ltd ("HCP"), a
                                            subsidiary of the Company, since its formation in 1989.
                                            Prior to joining HCP, Ms. Mizerak had responsibilities
                                            at Bankers Trust Company from 1988 to 1989 for mortgage
                                            transaction contracts. Before joining Bankers Trust
                                            Company, Ms. Mizerak held a variety of positions at
                                            Citicorp Investment Bank from 1984 to 1988, including
                                            the trading of whole mortgage loans for Citicorp's
                                            Citimae residential mortgage conduit.
Irma N. Tavares......................  44   Irma N. Tavares has been a Director and Managing
                                            Director of the Company since its inception in June
                                            1997. Ms. Tavares has also been a Managing Director and
                                            Director of HCP since its formation in 1989. Prior to
                                            joining HCP, Ms. Tavares held trading positions at both
                                            Citicorp Investment Bank from 1983 to 1987 and Bankers
                                            Trust Company from 1987 to 1989.

     The following are the continuing members of the Board of Directors whose terms of service are indicated below:

                                                     POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                       AGE           OCCUPATION DURING THE PAST FIVE YEARS
----------------                       ---           --------------------------------------
SERVING A TERM ENDING IN 2000:
John A. Burchett.....................  56   John A. Burchett has been the Chairman of the Board,
                                            President and Chief Executive Officer of the Company
                                            since its inception in June 1997. Mr. Burchett has also
                                            been the Chairman of the Board, President and Chief
                                            Executive Officer of each of HCP and Hanover Capital
                                            Mortgage Corporation, a subsidiary of HCP, since each of
                                            their formations in 1989 and 1992, respectively. Prior
                                            to the founding of HCP, Mr. Burchett held executive
                                            positions in the national mortgage finance operations of
                                            two global financial institutions: Citicorp Investment
                                            Bank from 1980 to 1987 and Bankers Trust Company from
                                            1987 to 1989.
John A. Clymer.......................  50   John A. Clymer has served as a Director of the Company
                                            since the consummation of the Company's initial public
                                            offering in September 1997. Since September 1994, Mr.
                                            Clymer has been employed by the Resource Companies, Inc.
                                            as a Managing Director. From 1972 until January 1994,
                                            Mr. Clymer was employed by Minnesota Mutual Life
                                            Insurance and for the period from 1991 to 1994 was the
                                            President of Minnesota Mutual Life Insurance. Among his
                                            professional affiliations, Mr. Clymer is a member of the
                                            Board of Hudson Medical Center, Inc., Hudson Hospital
                                            Corporation, Inc., Resource Companies, Inc. and St. Paul
                                            Foundation. Mr. Clymer has also been a Director of WTC
                                            Industries, Inc. since 1994.
Saiyid Naqvi.........................  49   Saiyid Naqvi has served as a Director of the Company
                                            since March 1998. Mr. Naqvi is the President and Chief
                                            Executive Officer of PNC Mortgage (formerly Sears
                                            Mortgage Corporation). He joined PNC Mortgage in 1993
                                            with the acquisition of Sears Mortgage Corporation,
                                            which he had joined in 1985 as senior vice president of
                                            secondary marketing.

                                                     POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                       AGE           OCCUPATION DURING THE PAST FIVE YEARS
----------------                       ---           --------------------------------------
SERVING A TERM ENDING IN 2001:
George J. Ostendorf..................  54   George J. Ostendorf has been a Director and Managing
                                            Director of the Company since its inception in June
                                            1997. Mr. Ostendorf has also been a Managing Director
                                            and Director of HCP since its formation in 1989. Mr.
                                            Ostendorf's duties at HCP include senior relationship
                                            management of HCP's clients which range from small
                                            depository institutions to large mortgage lenders. Prior
                                            to joining HCP, Mr. Ostendorf was responsible for
                                            origination and distribution of mortgage securities by
                                            Chicago based sales forces that he managed for Citicorp
                                            Investment Bank and later for Bankers Trust Company.
John Nicholas Rees...................  65   John Nicholas Rees has served as a Director of the
                                            Company since the consummation of the Company's initial
                                            public offering in September 1997. Since 1985, Mr. Rees
                                            has been President of Pilot Management, a privately held
                                            investor/consultant firm. From 1974 to 1985, Mr. Rees
                                            was Vice Chairman of the Bank of New England Corporation
                                            where he was responsible for its finance, strategic
                                            planning, money market, government banking and data
                                            processing operations.
Joseph Freeman.......................  66   Joseph Freeman has served as a Director of the Company
                                            since October 1997. Since 1986, Mr. Freeman has been the
                                            President of LRF Investments, Inc., a privately held
                                            venture capital firm. Mr. Freeman is currently on the
                                            Board of Directors of LRF Investments, Inc., Merrimack
                                            Mortgage Co., Inc., The Newton Group, Inc. and Work
                                            Management Solutions, Inc.

                               EXECUTIVE OFFICERS

     In addition to the directors named above, the Company has the following executive officers:

NAME                                   AGE                 POSITION WITH THE COMPANY
----                                   ---                 -------------------------
Julia Curran.........................  37   Julia Curran has been a Senior Vice President of the
                                            Company since its inception in June 1997. Ms. Curran is
                                            also a Senior Vice President of HCP and has been
                                            employed by HCP since 1990. Prior to joining HCP, Ms.
                                            Curran held various mortgage servicing positions at
                                            Bankers Trust Company and mortgage loan delivery and
                                            servicing positions at City Federal Savings.
Ralph F. Laughlin....................  45   Ralph F. Laughlin has been a Senior Vice President,
                                            Chief Financial Officer, Treasurer and Assistant
                                            Secretary of the Company since its inception in June
                                            1997. Mr. Laughlin has also been Chief Financial Officer
                                            of HCP since May 1996. Prior to 1996, Mr. Laughlin was
                                            Vice President of Finance for Middex Development
                                            Corporation, a New York based owner and operator of
                                            office buildings, shopping centers and hotels, and the
                                            holder of a controlling interest in Hodgson Houses,
                                            Inc., a publicly traded modular home builder.

NAME                                   AGE                 POSITION WITH THE COMPANY
----                                   ---                 -------------------------
James C. Strickler, Jr...............  42   James C. Strickler, Jr.  has been a Senior Vice
                                            President of the Company since its inception in June
                                            1997. Mr. Strickler is also a Senior Vice President of
                                            HCP and has been employed by HCP since 1995. Prior to
                                            joining HCP, Mr. Strickler held the position of trader
                                            of whole loans, asset backed securities and non-agency
                                            mortgage backed securities with Lehman Brothers Inc.
                                            from 1992 to 1995 and with Chemical Bank from 1988 to
                                            1992.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1998, there were four in person meetings of the Board of Directors of the Company and six meetings of the Board of Directors by conference telephone. There also were actions taken by the Board of Directors by Unanimous Written Consent in 1998. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as Director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. The outside Directors of the Company receive an annual director's fee equal to $15,000, payable on a quarterly basis. Each of Mr. Burchett, Mr. Ostendorf, Ms. Mizerak and Ms. Tavares received compensation as employees of the Company. See "Compensation Committee Interlocks and Insider Participation - Certain Relationships and Related Transactions - Employment Agreements" and "--Management Agreement." The Company also pays each outside Director $500 plus reimbursement of travel expenses in connection with their attending each in person meeting of the Board of Directors of the Company. In addition Mr. Rees received a payment of $600 during the year as compensation for certain oversight review services he performed for the Company.

     The Board of Directors has a Compensation Committee whose members are Mr. Clymer, Mr. Rees and Mr. Freeman. The Compensation Committee annually reviews the Company's compensation policy for executive officers and makes recommendations to the Board of Directors with respect to that policy, as well as making compensation decisions for executive officers, and it administers the Company's Bonus Incentive Compensation Plan and the Company's 1997 Stock Option Plan. During the year ended December 31, 1998, there were no meetings of the Compensation Committee.

     The Company also has an Audit Committee whose present members are Mr. Clymer, Mr. Rees and Mr. Freeman. The Audit Committee recommends to the Board of Directors the selection of independent public accountants to serve as the Company's auditors, and reviews the scope of their audit, their audit report and any recommendations made by them. The Audit Committee also conducts reviews of any related-party transactions or potential conflict of interest situations. During the year ended December 31, 1998, there was one meeting of the Audit Committee.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1999 by (1) each person known to the Company to beneficially own more than five percent of the Company's Common Stock, (2) each Director of the Company,
(3) each executive officer of the Company and (4) all Directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned.

                                                         NUMBER OF SHARES         PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED         BENEFICIALLY OWNED
------------------------                                ------------------        --------------------
Wallace R. Weitz & Company(1).........................      2,622,000(3)(4)              34.12%
Ryback Management Corporation(2)......................        469,700(3)                  7.67%
John A. Burchett(5)...................................        441,277(6)(7)               7.17%
Joyce S. Mizerak(11)..................................        124,500(8)                  2.03%
George J. Ostendorf(12)...............................        118,011                     1.93%
Irma N. Tavares(11)...................................        113,500                     1.85%
John Nicholas Rees(14)................................         22,000(13)                    *
Robert E. Campbell(15)................................          9,122(13)                    *
Saiyid Naqvi(16)......................................          5,000(13)                    *
John A. Clymer(17)....................................          2,000(13)                    *
Joseph Freeman(18)....................................          2,000(13)                    *
Ralph F. Laughlin(11).................................            800(19)                    *
Julia Curran(11)......................................             --                       --
James C. Strickler(5).................................             --                       --
All executive officers and directors as a group (12
  persons)............................................        838,210                    13.58%

---------------
  *  Less than one percent.

 (1) Address is 1125 South 103rd Street, Suite 600 Omaha, Nebraska 68124.

 (2) Address is 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105.

 (3) According to a Schedule 13G filed with the Securities and Exchange Commission on or before February 14, 1999.

 (4) Includes 1,557,700 shares of Common Stock which Wallace R. Weitz & Company has the right to acquire within sixty days pursuant to the exercise of warrants.

 (5) Address is 90 West Street, Suite 1508, New York, New York 10006.

 (6) Includes 22,000 shares of Common Stock which Mr. Burchett has the right to acquire within sixty days pursuant to the exercise of warrants.

 (7) Includes 6,000 shares of Common Stock held by his children as to which he disclaims beneficial ownership. Included in the 6,000 shares of Common Stock are 3,000 shares of Common Stock which Mr. Burchett's children have the right to acquire within sixty days pursuant to the exercise of warrants.

 (8) Includes 5,800 shares of Common Stock which Ms. Mizerak has the right to acquire within sixty days pursuant to the exercise of warrants.

 (9) Includes 2,800 shares of Common Stock which Mr. Ostendorf has the right to acquire within sixty days pursuant to the exercise of warrants.

(10) Includes 800 shares of Common Stock which Ms. Tavares has the right to acquire within sixty days pursuant to the exercise of warrants.

(11) Address is 100 Metroplex Drive, Suite 301, Edison, New Jersey 08817.

(12) Address is 208 South LaSalle Street, Suite 1338, Chicago, Illinois 60604.

(13) Includes 2,000 shares of Common Stock which each of Mr. Rees, Mr. Campbell, Mr. Naqvi, Mr. Clymer and Mr. Freeman has the right to acquire within sixty days pursuant to the 1997 Executive and Non-Employee Director Stock Option Plan.

(14) Address is 101 Granite Street, Rockport, Massachusetts 01966.

(15) Address is 100 Albany Street, Suite 200, New Brunswick, New Jersey 08901.

(16) Address is 75 North Fairway Drive, Vernon Hills, Illinois 60061.

(17) Address is 900 Second Avenue S., Suite 300, Minneapolis, Minnesota 55402

(18) Address is 60 Wells Avenue, Newton, Massachusetts 02459.

(19) Includes 400 shares of Common Stock which Mr. Laughlin has the right to acquire within sixty days pursuant to the exercise of warrants.

                             EXECUTIVE COMPENSATION

     John A. Burchett, Joyce S. Mizerak, George J. Ostendorf and Irma N. Tavares (collectively, the "Principals") became employees of the Company as of January 1, 1998. The Company had no employees prior to 1998 and as such had no executive compensation prior to 1998. In 1997, the Principals of the Company, which include the Chief Executive Officer and the three most senior executive officers, were employees and senior executive officers of Hanover Capital Partners Ltd. ("HCP"), an unconsolidated subsidiary of the Company, and as such received all of their compensation from HCP; a portion of which, in 1997, was billed to the Company pursuant to the Management Agreement. See "Compensation Committee Interlocks and Insider Participation - Certain Relationships-Management Agreement".

     The following table contains information concerning compensation earned in the years ended December 31, 1998, 1997 and 1996 by the Company's and HCP's Chief Executive Officer and its four other most senior executive officers (the "Named Executive Officers") who received total salary and bonus in excess of $100,000 during the fiscal years ended December 31, 1998, 1997 and 1996 from the Company and HCP.

                                                  ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                      -------------------------------------------   -------------------------------
                                                                        OTHER           SECURITIES          LTIP
 NAME AND PRINCIPAL POSITION   YEAR   SALARY(1)       BONUS(1)       COMPENSATION   UNDERLYING OPTIONS    PAYOUTS
 ---------------------------   ----   ---------       --------       ------------   ------------------   ----------
John A. Burchett(2)..........  1998   $301,069(3)     $ 53,766(4)      $15,605(5)
  Chairman of the Board,       1997    287,500         545,715          22,633           $113,737        $4,537,510
  Chief Executive Officer      1996    250,000         110,000          25,195
  and President
Joyce S. Mizerak(2)..........  1998    225,802(6)                        8,833(7)
  Managing Director and a      1997    213,750         372,245           7,959             43,029         1,237,500
  Director                     1996    180,000         150,000           7,515
George J. Ostendorf(2).......  1998    225,802(6)                       13,601(8)
  Managing Director and a      1997    225,000         141,271          16,728             43,029         1,237,500
  Director                     1996    225,000          35,000          16,972
Irma N. Tavares(2)...........  1998    225,802(6)                        9,043(9)
  Managing Director and a      1997    213,750         372,245           9,122             43,029         1,237,500
  Director                     1996    180,000         150,000           9,054
James C. Strickler...........  1998    132,600          15,000(10)
  Senior Vice President        1997    130,000          50,000                             12,500
                               1996    129,583           5,000

---------------

 (1) Salary and bonus amounts are presented in the period earned; however, the payment of such amounts may have occurred in other periods.

 (2) Each of these persons entered into a five year Employment Agreement with the Company on September 19, 1997. During 1997, this compensation was paid by HCP. Beginning January 1, 1998, the compensation was paid by the Company.

 (3) Pursuant to his Employment Agreement, Mr. Burchett received an initial base annual salary of $300,000. The base annual salary was increased to $304,278 as a result of an annual cost of living adjustment in October 1998.

 (4) Additional compensation paid to Mr. Burchett pursuant to a June 1997 Agreement.

 (5) Includes $8,400 for an automobile allowance and $7,205 for life insurance premiums.

 (6) Pursuant to his/her Employment Agreement, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares each received an annual base salary of $225,000. The base annual salary was increased to $228,208 as a result of an annual cost of living adjustment in October 1998.

 (7) Includes $7,200 for an automobile allowance and $1,633 for life insurance premiums.

 (8) Includes $7,200 for an automobile allowance, $4,711 for life insurance premiums and $1,690 for club membership dues.

 (9) Includes $7,200 for an automobile allowance and $1,843 for life insurance premiums.

(10)  A discretionary bonus of $10,000 was paid in 1998.

     The Company established a Bonus Incentive Compensation Plan in 1997 for eligible participants of the Company. The annual bonus pursuant to the Bonus Incentive Compensation Plan, if any, will be paid one-half in cash and, subject to certain ownership limitations, one-half in shares of common stock, annually, following receipt of the Company's audit from its independent public accountants for the related fiscal year. This Bonus Incentive Compensation Plan will award bonuses annually to those eligible participants out of a total pool based upon annual net income before bonus incentive compensation as follows:

ACTUAL ROE(1)
  IN EXCESS
   OF BASE                                                                       PLUS FIXED
 BROE(2) BY:                                   BONUS %     MULTIPLIED BY        MINIMUM BONUS
-------------                                  -------    ---------------    -------------------
Zero or less...............................          0%   Bonus Base(4)             0%
Zero to 6%.................................      12.00%   Bonus Base(4)             0%
Greater than 6%............................      15.00%   Incremental        Average Net Worth
                                                           Bonus Base(5)      multiplied by .72%

---------------
(1) "Actual ROE" means the Company's return on equity and is determined on an annual basis by dividing (a) the Company's annual Net Income before bonus incentive compensation, by (b) the Average Net Worth for the same fiscal year. For such calculations "Net Income" of the Company means the net income or net loss of the Company determined according to GAAP.

(2) "Base BROE" is the average weekly Ten-Year U.S. Treasury Rate, plus 4.0% for each fiscal year.

(3) "Average Net Worth" is the annual average of the end of the month Net Worth of the Company (as determined in accordance with GAAP); without regard to earnings or losses generated in the current fiscal year.

(4) "Bonus Base" is equal to (a) the annual Net Income before bonus incentive compensation minus (b) (i) the Average Net Worth multiplied by (ii) the Base BROE.

(5) "Incremental Bonus Base" is equal to (a) the annual Net Income before bonus incentive compensation minus (b) (i) the Average Net Worth multiplied by
    (ii) the Base BROE, minus (c) (i) the Average Net Worth multiplied by (ii)
    6%.

     Of the amount so determined, one-half will be deemed contributed to the total pool in cash and the other half will be deemed contributed to the total pool in the form of shares of common stock with the number of shares of common stock to be calculated based on the average price per share of the common stock during the twenty day period that ends on the date of such determination.

     No incentive compensation bonuses were earned for the year ended December 31, 1998.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1998

     No option awards were made to Mr. Burchett and the other four most highly compensated executive officers in 1998.

       AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1998
                       AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning the value of stock options held at December 31, 1998 by the Named Executive Officers of the Company. None of the Named Executive Officers exercised any stock options during the year ended December 31, 1998.

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                      OPTIONS AT                      OPTIONS AT
                                                                  DECEMBER 31, 1998               DECEMBER 31, 1998
                           SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
NAME                       ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                       ---------------    -----------    -----------    -------------    -----------    -------------
John A. Burchett.........         0               $0              0             89,467           $0              $0
                                                                                24,270            0               0

Joyce S. Mizerak.........         0                0              0             24,399            0               0
                                                                                18,630            0               0

George J. Ostendorf......         0                0              0             24,399            0               0
                                                                                18,630            0               0

Irma N. Tavares..........         0                0              0             24,399            0               0
                                                                                18,630            0               0

James C. Strickler.......         0                0              0             12,500            0               0

1997 STOCK OPTION PLAN

     The Company has adopted the 1997 Executive and Non-Employee Director Stock Option Plan (the "Stock Option Plan"), which provides for the grant of qualified incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code, stock options not so qualified ("NQSOs"), deferred stock, restricted stock, performance shares, stock appreciation and limited stock awards ("Awards") and dividend equivalent rights ("DERs"). The Stock Option Plan is intended to provide a means of performance-based compensation in order to attract and retain qualified personnel and to afford additional incentive to others to increase their efforts in providing significant services to the Company. The Stock Option Plan is administered by the Compensation Committee. The outside Directors of the Company are eligible to receive only NQSOs.

     Options granted under the Stock Option Plan become exercisable in accordance with the terms of the grant made by the Compensation Committee. Awards are subject to the terms and restrictions of the Awards made by the Compensation Committee. Option and Award recipients must enter into a written stock option agreement with the Company. The Compensation Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares covered by the option or Award may be purchased or will vest and, in the case of options, whether it is intended to be an ISO or a NQSO provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the common stock (110% in the case of a grantee who holds more than 10% of the outstanding common stock) and a maximum term of ten years (five years in the case of a grantee who holds more than 10% of the outstanding common stock). Fair market value means as of any given date, with respect to any option or Award granted, at the discretion of the Board of Directors or the Compensation Committee, (i) the closing sale price of the common stock on such date as reported in the Wall Street Journal or (ii) the average of the closing price of the common stock on each day of which it was traded over a period of up to twenty trading days immediately prior to such date, or (iii) if the common stock is not publicly traded, the fair market value of the common stock as otherwise determined by the Board of Directors or the Compensation Committee in the good faith exercise of its discretion.

     Officers, directors and employees of the Company or subsidiaries of the Company and other persons expected to provide significant services to the Company are eligible to participate in the Stock Option Plan. ISOs may be granted to the officers and key employees of the Company and subsidiaries of the Company. NQSOs and Awards may be granted to the directors, officers, key employees, agents and consultants of the Company or any of its subsidiaries.

     Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Stock Option Plan authorizes the grant of options to purchase, and Awards of, an aggregate of up to 325,333 shares of the Company's common stock. If an option granted under the Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the Stock Option Plan.

     Unless previously terminated by the Board of Directors, the Stock Option Plan will terminate ten years from the date of approval and no options or Awards may be granted under the Stock Option Plan thereafter, but existing options or Awards remain in effect until the options are exercised or the options or the Awards are terminated by their terms. Each option must terminate no more than ten years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

     The aggregate fair market value (determined as of the time of grant) of the shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

     The exercise price of any option granted under the Stock Option Plan is payable in full in cash, or its equivalent as determined by the Compensation Committee. The Company may make loans available to option holders to permit them to exercise options. Any such loan must be evidenced by a promissory note executed by the option holder and secured by a pledge of common stock of the Company with fair value at least equal to the principal of the promissory note unless otherwise determined by the Compensation Committee.

     The Board of Directors may, without affecting any outstanding options or Awards, from time to time revise or amend the Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares subject to the Stock

Option Plan, modify the class of participants eligible to receive options or Awards granted under the Stock Option Plan or extend the maximum option term under the Stock Option Plan.

     All stock options granted by the Compensation Committee pursuant to the Stock Option Plan are contingent and may vest, subject to other vesting requirements imposed by the Compensation Committee, in full or in part on any September 30 beginning with September 30, 1998 and ending with September 30, 2002 (each, an "Earn-Out Measuring Date"). No vesting occurred on the first Earn-Out Measuring Date (September 30, 1998) as the Company did not meet or exceed the vesting requirements. Subject to any other applicable vesting restrictions, any outstanding stock options will vest in full as of any Earn-Out Measuring Date through which the return on a unit offered in the Company's initial public offering is at least equal to the initial public offering price of the unit. In addition, subject to any other applicable vesting restrictions, one-third of any outstanding stock options will vest as of any Earn-Out Measuring Date through which the return on a unit is at least equal to a 20% annualized return on the initial public offering price of the unit. The return on a unit is determined by adding (i) the appreciation in the value of the unit since the closing of the initial public offering and (ii) the amount of distributions made by the Company on the share of common stock included in the unit since the closing of the initial public offering. The appreciation in the value of a unit as of any Earn-Out Measuring Date is the average difference, during the 30 day period that ends on the Earn-Out Measuring Date, between the market price of the shares of common stock included in the unit and the initial public offering price of the unit multiplied by two to take into account the value of the warrant included in the unit. In determining whether such stock options have vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects.

     Pursuant to the Management Agreement, the Company intends to cancel options to purchase 69,750 shares of common stock of the Company that were issued to employees of HCP in 1997 and reissue such options, pursuant to the same terms and conditions, directly to HCP. HCP will then grant its employees the right to exercise these options. See "Compensation Committee Interlocks and Insider Participation - Certain Relationships and Related Transactions - Management Agreement."

     A summary of the status of the Company's 1997 Stock Option Plan as of December 31, 1998 and changes during the period from September 19, 1997 to December 31, 1997 and for the year ended December 31, 1998, is presented below:

                                                               # OF                           WEIGHTED
                                                            OPTIONS FOR                       AVERAGE
                                                              SHARES      EXERCISE PRICE   EXERCISE PRICE
                                                            -----------   --------------   --------------
STOCK OPTION ACTIVITY - 1997
Granted - September 19, 1997..............................    162,664         $15.00
Granted - September 28, 1997..............................    160,660          15.75
Cancelled.................................................    ( 3,000)         15.75
                                                              -------
Outstanding at December 31, 1997..........................    320,324                          $15.37
                                                              =======                          ======
STOCK OPTION ACTIVITY - 1998
Granted - January 14, 1998................................      2,000         $15.94
Granted - March 9, 1998...................................      2,000          18.13
Cancelled.................................................     (1,750)         15.75
                                                              -------
Outstanding at December 31, 1998..........................    322,574                          $15.39
                                                              =======                          ======

     No shares were exercisable at December 31, 1998 and 1997.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company has developed and implemented executive compensation policies and plans, including incentive and stock option plans, which seek to enhance the profitability and value of the Company. These policies are administered by the Company's Compensation Committee. The principal objective is to align closely the financial interests of the Company's executives with those of its stockholders. Therefore, the Company's compensation policies are structured to link the compensation of the Company's Chief Executive Officer and other executive officers with the financial performance of the Company.

     The Company's executive compensation policy is to set base salary at the minimum level considered sufficient to attract and retain qualified executive officers. The Company provides performance-based variable compensation, thus allowing the total compensation of executive officers to fluctuate depending upon the Company's performance.

     The Company has adopted the Stock Option Plan to provide employees with options to acquire common stock of the Company. Under the Stock Option Plan, incentive stock options and non-qualified stock options may be granted to key employees, directors and consultants of the Company and its subsidiaries. To date, all options granted under the Stock Option Plan have been granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant. The Company awarded stock options under the Stock Option Plan to executive officers during 1997. These stock options are intended to provide an incentive to the Company's executive officers and other key employees to increase the market value of the Common Stock of the Company, thus linking the performance of the Company to executive compensation.

     The Company has also adopted a Bonus Incentive Compensation Plan, which provides annual bonuses for eligible participants of the Company. The bonuses awarded under this plan are based upon the annual net income of the Company and therefore also provides an incentive to the Company's executive officers and other key employees to increase the market value of the Company. In view of the Company's 1998 operating results, no bonuses for 1998 were awarded pursuant to the Bonus Incentive Compensation Plan. A discretionary bonus pool of $125,000 was, however, approved by the Board of Directors to reward certain HCP employees for their efforts during 1998. No Principals received any of the discretionary bonus pool payments.

     The compensation packages for Mr. Burchett (the Chief Executive Officer of the Company), Ms. Mizerak, Mr. Ostendorf and Ms. Tavares were established in a negotiated process at the time of the Company's initial public offering. The purpose of these compensation packages was to retain the experience and talents of these individuals. As with other executive compensation of the Company, these arrangements consist of base salaries, stock options and annual bonuses based upon the annual net income of the Company, all of which is intended to encourage corporate performance. In addition, the base annual salaries of Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares are subject to increase at the discretion of the non-employee members of the Company's Board of Directors or the Compensation Committee. No such discretionary increases were awarded in 1998. A cost of living salary adjustment was put into effect in October 1998, pursuant to the terms of the Principal's employment agreements.

                                          COMPENSATION COMMITTEE

                                          John A. Clymer
                                          John Nicholas Rees
                                          Joseph Freeman

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

GENERAL

     No interlocking relationship exists between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

     Effective as of January 1, 1998, the Company entered into a Management Agreement (the "Management Agreement") with HCP. Under this agreement, HCP, subject to the direction and control of the Company's Board of Directors, provides certain services for the Company, including, among other things: (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the Board of Directors; (ii) assisting the Company in developing criteria for the purchase of mortgage assets that are specifically tailored to the Company's investment objectives; (iii) representing the Company in connection with the purchase and commitment to purchase or sell mortgage assets; (iv) arranging for the issuance of mortgage securities from a pool of mortgage loans; (v) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by HCP; (vi) monitoring and providing to the Board of Directors on an ongoing basis price information and other data; (vii) investing or reinvesting any money of the Company in accordance with its policies and procedures and the terms and conditions of the Management Agreement; (viii) providing the executive and administrative personnel office space and services required in rendering such services to the Company; and (ix) administering the day-to-day operations of the Company. For these services, the Company pays HCP for each month an amount equal to the sum of (a) the wages and salaries of the personnel employed by HCP and/or its affiliates (other than independent contractors and other third parties rendering due diligence services in connection with the acquisition of any mortgage assets) apportioned to the Company for such month, plus (b) twenty-five percent (25%) of (a). The Company also is required to pay HCP for each month an amount equal to the sum of (c) the expenses of HCP for any due diligence services provided by independent contractors and other third parties in connection with the acquisition of any mortgage assets during such month plus (d) three percent (3%) of (c). Any amount that may become payable by HCP to the Company for any services provided by the Company to HCP, including the services of the Principals, is offset against amounts payable to HCP. During 1998 the Company recorded management and administrative expenses of $733,000 and due diligence expenses of $687,000 relating to billings from HCP, pursuant to the Management Agreement.

     Subject to other contractual limitations, the Management Agreement does not prevent HCP from acting as an investment advisor or manager for any other person, firm or corporation. The term of the Management Agreement continues until December 31, 1999 and thereafter is automatically renewed for successive one-year periods unless the Unaffiliated Directors (as defined therein) resolve to terminate the Management Agreement.

The Formation Transactions

     In connection with the Company's initial public offering, the Company acquired a 97% ownership interest (representing 100% of the non-voting preferred stock) in HCP and its wholly-owned subsidiaries, Hanover Capital Mortgage Corporation ("HCMC") and Hanover Capital Securities, Inc. ("HCS"), in exchange for an aggregate of 716,667 shares of the Company's common stock issued to the Principals. The Principals may also be issued up to 216,667 additional shares of common stock as additional payment for their contribution of the preferred stock of HCP to the Company (the "Earn-Out"). The Earn-Out may vest in full or in part on any September 30 beginning with September 30, 1998 and ending with September 30, 2002 (each, an "Earn-Out Measuring Date"). No vesting occurred on the First Earn-Out Measuring Date (September 30, 1998) as the Company did not meet or exceed the vesting requirements. The Earn-Out will vest in full as of any Earn-Out Measuring Date through which the return on a unit offered in the Company's initial public offering is at least equal to the initial public offering price of the unit. One-third of the Earn-Out will vest as of any Earn-Out Measuring Date through which the return on a unit is at least equal to a 20% annualized return on the initial public offering price of the unit. The return on a unit is determined by adding (i) the appreciation in the value of the unit since the closing of the initial public offering and (ii) the amount of distributions made by the Company on the share of common stock included in the unit since the closing of the initial public offering. The appreciation in the value of a unit as of any Earn-Out Measuring Date is the average difference, during the 30 day period that ends on the Earn-Out Measuring Date, between the market price of the shares of common stock included in the unit and the initial public offering price of the unit multiplied by two to take into account the value of the warrant included in the unit. In determining whether the Earn-Out has vested, appropriate adjustments will be made for stock splits, recapitalizations, stock dividends and transactions having similar effects.

     In addition, up to $1,750,000 in loans made by the Company to the Principals to enable the Principals to pay taxes will be forgiven to the extent that the Earn-Out vests. These loans are secured by 116,667 shares of the Principal's common stock of the Company but are otherwise nonrecourse to the Principals.

     The shares of common stock acquired by the Principals (including any additional shares to be issued upon the vesting of the Earn-Out) and the forgiveness of any loans to the Principals upon the vesting of the Earn-Out represent the consideration given to the Principals in exchange for their contribution of the preferred stock of HCP to the Company.

     Although the Company owns all of the preferred stock of HCP, the Company generally has no right to control the affairs of HCP, HCMC and HCS (other than to approve certain fundamental transactions such as mergers, consolidations, sales of substantially all assets, and voluntary liquidations) because the preferred stock of HCP is nonvoting. Instead, as the holders of all of the common stock of HCP, the Principals control the operations and affairs of HCP, HCMC and HCS. This ownership is required because, as a real estate investment trust, the Company generally may not own more than ten percent (10%) of the voting securities of any other issuer.

Employment Agreements

     On September 19, 1997, the Company entered into employment agreements with the CEO, John A. Burchett, and the Company's three most senior executive officers (Joyce S. Mizerak, George J. Ostendorf and Irma N. Tavares). Each employment agreement provides for an initial term of five years and will be automatically extended for an additional year at the end of each year of the employment agreement, unless either party provides prior written notice to the contrary or the employee has been terminated pursuant to the terms thereof. The employment agreements provide for an initial annual base salary of $300,000, $225,000, $225,000, and $225,000 for Mr. Burchett, Ms. Mizerak, Mr. Ostendorf and Ms. Tavares (each, a "Principal"), respectively, and annual cost of living increases. Each employment agreement also provides for participation by the executive officer in the Company's Bonus Incentive Compensation Plan and the Company's Stock Option Plan. Each employment agreement also contains a not to compete provision which prohibits the executive officer from competing with the Company for a certain period of time following the Company's termination of the executive officer pursuant to each employment agreement for "good cause" upon
(i) the conviction of the executive officer of (or the plea by the executive officer of nolo contendere to) a felony; (ii) the good faith determination by the Board of Directors that the executive officer has willfully and deliberately failed to perform a material amount of his or her executive officer's duties pursuant to the employment agreement (other than a failure to perform duties from the executive officer's incapacity due to physical or mental illness), which failure to perform such duties shall not have been cured within thirty (30) days after the receipt by the executive officer of written notice thereof from the Board of Directors specifying with reasonable particularity such alleged failure; (iii) any absence from the Company's regular full-time employment in excess of three consecutive days that is not due to a vacation, participation in a permitted activity, bona fide illness, disability, death or other reason expressly authorized by the Board of Directors in advance; or (iv) any act or acts of personal dishonesty (including, without limitation, insider trading or unauthorized trading in the Company's securities) by the executive officer which may have a material adverse effect on the Company or any of its subsidiaries.

     In addition, in the event the executive officer is terminated by the Company without good cause or the executive officer resigns from the Company within ninety days after being removed from, or not re-elected to the Board of Directors, despite the executive officer's efforts to remain on the Board of Directors, the executive officer will be entitled to receive his or her base salary then in effect until the later of one year from the date of termination or to the end of the term of the employment agreement. In the event that the executive officer is terminated without good cause within ninety days after a change of control (as defined in the employment agreement), then the executive officer will be entitled to receive his or her base salary then in effect until the later of two years from the date of termination or to the end of the term of the employment agreement. The employment agreement also provides each executive officer specified amounts of term life and disability insurance coverage, a monthly automobile allowance and payment of club dues.

The HCP Shareholders' Agreement

     HCP and the Principals entered into a shareholders' agreement (the "HCP Shareholders' Agreement") that governs, among other things, (i) the rights of the Principals to transfer their shares of common stock of HCP, and (ii) the purchase of shares of common stock of HCP from the Principals by HCP, the Company and the other Principals. Under the HCP Shareholders' Agreement, a Principal may not transfer his or her shares of common stock of HCP, other than to a family member, an affiliate or another HCP stockholder, without first offering such common stock of HCP to HCP, the other holders of common stock of HCP, and the holders of preferred stock of HCP (in that order) on the same terms and conditions. In addition, HCP, the other holders of common stock of HCP, and holders of preferred stock of HCP, will have the right to purchase the shares of common stock of HCP of a Principal (or of a permitted transferee of a Principal) if such Principal (a) ceases to be employed by the Company (including by death, disability or voluntary or involuntary termination), (b) ceases to own any equity interest in the Company, (c) becomes bankrupt, or (d) transfers any shares of common stock of HCP in connection with a divorce or by operation of law. The amount payable to a Principal who suffers any of the foregoing events is based upon the valuation of HCP. To avoid the loss of the Company's status as a real estate investment trust, the Company is permitted to assign its rights to purchase common stock of HCP, and to exchange any common stock of HCP it purchases for shares of nonvoting common stock of HCP.

Loans to the Principals

     In connection with the Company's initial public offering, the Company agreed to make up to $1,750,000 in loans available to the Principals to enable them to pay their personal income taxes on the gains they recognized upon contributing HCP preferred stock to the Company for shares of the Company's common stock. Each loan has a term of five years and bears interest at the lowest "applicable Federal rate" in effect for the month in which the loan was made. No payment of principal on the loans is due before maturity unless the borrowing Principal is terminated for "good cause" under his or her employment agreement with the Company, in which case the loan will become immediately due and payable. Interest, however, is payable on a quarterly basis in arrears. The loans to the Principals are secured by 116,667 of their shares of the Company's common stock but are otherwise nonrecourse to them. A Principal will not be able to sell the shares of common stock that are pledged to secure his or her loan. Accordingly, if a Principal defaults in repaying his or her loan, the Company will be able to look only to the shares of common stock the Principal pledged to secure his or her loan and not to any personal assets of the Principal. Thus, a decline in the value of the common stock could result in a Principal's failure to repay his or her loan. As additional consideration to the Principals for their contribution of the preferred stock of HCP to the Company, the outstanding balance of the loans will be forgiven to the extent that the Earn-Out vests. The terms of the loans were not determined through arm's-length negotiations and may be more favorable to the Principals than would otherwise be available to them.

     In March 1998, the Company agreed to lend up to an additional $1,500,000 in unsecured loans to the Principals, in lieu of incurring the costs and expenses the Company was required to pay associated with the registration of 100,000 shares of the Company's common stock owned by the Principals. Pursuant to such agreement, the Company loaned the Principals an additional $1,203,880 in April 1998. The additional loans originally were due and payable on March 31, 1999 but in March 1999 their term was extended to March 31, 2001. The loans bear interest at the lowest applicable Federal rate in March 1998, which was 5.51%.

     In November 1998, the Company agreed to lend an additional $226,693 in unsecured loans to the Principals. The additional loans to Principals were used to fund equity contributions by the Principals to HCP and Hanover Capital Partners 2, Inc., affiliates of the Company. These loans are due and payable in November 2002 and bear interest at 4.47% (the lowest applicable Federal rate in November 1998). A portion of these loans ($44,223) was repaid in February 1999.

     The summary of Principal loans - at December 31, 1998 is shown below:

                                      AMOUNT OF LOAN    INTEREST       SECURED BY        MATURITY
PRINCIPALS                             OUTSTANDING        RATE        OR UNSECURED         DATE
----------                            --------------    --------      ------------    --------------
John A. Burchett....................    $  270,000        6.02%       Secured(a)      September 2002
John A. Burchett....................       692,500        5.70%       Secured(a)      September 2002
John A. Burchett....................       696,280        5.51%       Unsecured       March 1999(b)
John A. Burchett....................        45,928        4.47%       Unsecured       November 2002
John A. Burchett....................        78,753        4.47%       Unsecured       November 2002
Joyce S. Mizerak....................       108,000        6.02%       Secured(a)      September 2002
Joyce S. Mizerak....................       154,500        5.70%       Secured(a)      September 2002
Joyce S. Mizerak....................       170,500        5.51%       Unsecured       March 1999(b)
Joyce S. Mizerak....................        12,526        4.47%       Unsecured       November 2002
Joyce S. Mizerak....................        21,478        4.47%       Unsecured       November 2002
George J. Ostendorf.................       262,500        5.70%       Secured(a)      September 2002
George J. Ostendorf.................       130,000        5.51%       Unsecured       March 1999
George J. Ostendorf.................        12,526        4.47%       Unsecured       November 2002
George J. Ostendorf.................        21,478        4.47%       Unsecured       November 2002
Irma N. Tavares.....................       104,600        6.02%       Secured(a)      September 2002
Irma N. Tavares.....................       157,900        5.70%       Secured(a)      September 2002
Irma N. Tavares.....................       207,100        5.51%       Unsecured       March 1999(b)
Irma N. Tavares.....................        12,526        4.47%       Unsecured       November 2002
Irma N. Tavares.....................        21,478        4.47%       Unsecured       November 2002
                                        ----------
                                        $3,180,573
                                        ==========

---------------
(a) The loans to the Principals are secured (in total) by 116,667 of their shares of the Company's common stock but are otherwise nonrecourse to the Principals.

(b) The loans were amended to extend the maturity date to March 2001.

                               PERFORMANCE GRAPH

     The following graph presents a total return comparison of the Company's common stock since the Company's initial public offering on September 16, 1997 (the date the units consisting of common stock and warrants commenced trading) through December 31, 1998, to the S&P Composite-500 Stock Index and an index average of the Company's peer group, composed of comparable publicly-traded companies, in each case for the period commencing on September 16, 1997 through December 31, 1998. Prior to March 20, 1998 only the units were traded on the American Stock Exchange, subsequent to March 19, 1998 the common stock and warrants also commenced trading separately. For purposes of the graph below a value for the common stock was estimated at September 16, 1997 and December 31, 1997 using the Black-Sholes option-pricing model and other calculation methods. The peer group includes Imperial Credit Mortgage Holdings, Inc., Capstead Mortgage Corporation, DYNEX Capital, INMC Mortgage Holdings, Thornburg Mortgage Asset Corporation and Redwood Trust, Inc. The total returns reflect stock price appreciation and the value of dividends for the Company's common stock for each of the comparative indices. The graph assumes $100 invested on September 16, 1997, in the Company's common stock, the S&P 500 Stock Index and the stock index of the peer group. The data source for the peer group is Compustat, Bloomberg. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company's common stock.

                               PERFORMANCE GRAPH

                                                HANOVER CAPITAL MORTGAGE
                                                      HOLDINGS INC.            S&P 500 STOCK INDEX          PEER GROUP INDEX
                                                ------------------------       -------------------          ----------------
16-Sep-97                                                100.00                      100.00                      100.00
31-Dec-97                                                100.41                      103.10                       88.28
31-Dec-98                                                 34.97                      132.56                       35.45

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected and appointed Deloitte & Touche LLP to act as the Company's independent accountants for the year ended December 31, 1999. In recognition of the important role of the independent accountants, the Board of Directors has determined that its selection of such accountants should be submitted to the stockholders for review and ratification on an annual basis.

     The affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent accountants on short notice, if the proposal is not approved, it is contemplated that the appointment for 1999 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of this proposal will be considered as advice to the Board of Directors to select other independent accountants for the following year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons owning more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year which ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were satisfied by such persons with the exception of the following:

     Robert E. Campbell, a Director, filed a late Form 4 for his May 18, 1998 purchase of 1,000 shares of the Company's common stock.

                            STOCKHOLDERS' PROPOSALS

     Stockholders' proposals intended to be presented at the Company's next Annual Meeting of Stockholders to be held in 2000 must be received at the Company's principal executive offices no later than December 23, 1999 in order to be considered for inclusion in the proxy statement and form of proxy related to that meeting. Any such proposal not intended for inclusion in such proxy statement and form of proxy but intended to be presented at the 2000 Annual Meeting must be submitted to the Secretary in writing at the Company's principal executive offices not less than 60 days nor more than 90 days prior to May 21, 2000 pursuant to the Company's By-Laws.

                                 OTHER MATTERS

Discretionary Authority to Vote Proxy

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have discretionary authority to vote all proxies in accordance with their best judgment.

Annual Report; Annual Report on Form 10-K

     The Annual Report of the Company for the year 1998 accompanies this Proxy Statement. The Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes audited financial statements, is included in the Company's Annual Report.

     Stockholders who would like an additional copy of the Company's Annual Report on Form 10-K may obtain it, free of charge, upon request to the Secretary of the Company.

                                          By order of the Board of Directors

                                          Joyce S. Mizerak,
                                          Managing Director, Director and
                                          Secretary

April 23, 1999

                                                                     HCMCM-PS-99

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                           90 WEST STREET, SUITE 1508
                            NEW YORK, NEW YORK 10006

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 21, 1999
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints John A. Burchett and Joyce S. Mizerak as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1999 Annual Meeting of Stockholders of HANOVER CAPITAL MORTGAGE HOLDINGS, INC. to be held at the New York Marriott World Trade Center Hotel, 3 World Trade Center, New York, New York on Friday, May 21, 1999 at 11:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?


-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------

-------------------------------------   ----------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

---------------------------------------
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
---------------------------------------

CONTROL NUMBER:
RECORD DATE SHARES:

1. Election of Directors                   For All       With-      For All
                                          Nominees       hold        Except
                 ROBERT E. CAMPBELL          [ ]         [ ]          [ ]
                  JOYCE S. MIZERAK
                  IRMA N. TAVARES

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                             For       Against      Abstain
2. Ratification of the appointment of        [ ]         [ ]          [ ]
   Deloitte & Touche LLP as independent
   auditors of the Company.



3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.


Mark box at right if an address change or comment has been            [ ]
noted on the reverse side of this card.

                                                       -------------------------
Please be sure to sign and date this Proxy.            Date
--------------------------------------------------------------------------------


-------Stockholder sign here-------------------------Co-owner sign here---------



DETACH CARD                                                          DETACH CARD

                    HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 21, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Hanover Capital Mortgage Holdings, Inc.